UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2018

__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

2525 N. Stemmons Freeway, Dallas, Texas		75207-2401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	214-631-4420
Not Applicable
Former name or former address, if changed since last report
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2018, James E. Perry, Senior Vice President and Chief Financial Officer of Trinity Industries, Inc. (“Trinity” or the “Company”), notified Trinity of his election to begin a transition from employment with the Company. Mr. Perry will remain in the Chief Financial Officer role until after Trinity has filed its Annual Report on Form 10-K for the year ended December 31, 2018. Trinity plans to enter into a transition agreement with Mr. Perry consistent with the terms of Trinity’s executive officers’ Transition Compensation Plan. The Company also announced that Melendy E. Lovett, Senior Vice President and Chief Administrative Officer of Trinity, will be appointed Chief Financial Officer of Trinity upon Mr. Perry’s ceasing to serve in that role.

Item 7.01     Regulation FD Disclosure.

On December 17, 2018, Trinity issued a press release announcing Mr. Perry’s transition from employment and Ms. Lovett’s anticipated appointment. This press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act of 1933 registration statements. Additionally, the submission of Item 7.01 of this report on Form 8-K is not an admission of the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued December 17, 2018 announcing executive changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 19, 2018	By:	/s/ James E. Perry
Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer